EXHIBIT 10.2

[Form of Letter Agreement among Cazador Acquisition Corporation Ltd. and Each of the Directors and Executive Officers of Cazador Acquisition Corporation Ltd.]

[          ], 2010

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

Rodman & Renshaw LLC
As Representative of the Underwriters
c/o Rodman & Renshaw LLC
1270 Avenue of the Americas
New York, New York 10020
Attn: Thomas Pinou, Chief Financial Officer

Re:  Initial Public Offering of Cazador Acquisition Corporation Ltd.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement dated as of [              ], 2010 (the “Underwriting Agreement”), by and between Cazador Acquisition Corporation Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and Rodman & Renshaw LLC (“Rodman”) as representative of the underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each consisting of one ordinary share of the Company (an “Ordinary Share”), and one warrant (a “Warrant”) entitling the holder thereof to purchase one Ordinary Share.

Cazador Sub Holdings, Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Sponsor”) has purchased from the Company 1,150,000 Ordinary Shares (including 150,000 Ordinary Shares subject to forfeiture to the extent the Underwriters’ over-allotment option is not exercised) (the “Sponsor Shares”) pursuant to a Share Subscription Agreement dated as of [_______], and immediately prior to the consummation of the Initial Public Offering, the Sponsor has agreed to purchase 4,340,000 Warrants (the “Sponsor Warrants”) pursuant to a Warrant Subscription Agreement dated as of [_____________]. The terms of the Warrants are set forth in the Warrant Agreement dated as of [•], 2010 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the undersigned as a director or an executive officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           Approval of Initial Business Combination. The undersigned agrees that in connection with any vote of the shareholders of the Company on a proposed Initial Business Combination, he will vote the Sponsor Shares in accordance with the majority of votes cast by the public shareholders of Ordinary Shares included in the Units issued in the Initial Public Offering (the “IPO Shares”).  In addition, the undersigned agrees that in connection with any vote of the shareholders of the Company on a proposed Initial Business Combination, he will vote any Units or Ordinary Shares acquired in the Initial Public Offering or at any time thereafter that are owned directly or indirectly by him, for the Initial Business Combination.  The undersigned also agrees to take all reasonable action within his power, in the event the Company conducts the redemption of its Units (or Ordinary Shares underlying the Units) pursuant to a tender offer, to cause the Company or its affiliates or any advisors to the Company, (i) not to purchase or arrange to purchase shares outside the tender offer while such tender offer is open or (ii) enter into any agreement, understanding or arrangement with any other person in connection with their purchase or arrangement to purchase shares outside the tender offer, when such tender offer is open.

2.           Liquidation; Waiver of Claims. (a) In the event that the Company fails to consummate an Initial Business Combination within 18 months (or up to 24 months from the consummation of this offering if a letter of intent, an agreement in principle, or a definitive agreement to complete a business combination has been entered into prior to [___________], 2011) after the date of the final prospectus included in the Registration Statement on Form F-1 relating to the Initial Public Offering (the “Registration Statement”), the Company will notify its shareholders that it will compulsorily redeem all IPO Shares and automatically liquidate the trust account in accordance with the procedure in the Company’s Amended and Restated Memorandum and Articles of Association (the “Liquidation”).

(b)           The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions as a result of the Liquidation with respect to the Sponsor Shares that are owned directly or indirectly by him, and, in the case of the Sponsor Shares subject to forfeiture, agrees to forfeit such Sponsor Shares to the extent that the Underwriters’ over-allotment option is not exercised. In addition, the undersigned hereby waives any right, title, interest or claim of any kind in respect of any monies in the trust account the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse or make any claim against the trust account for any reason whatsoever; provided that the foregoing waiver shall not apply (i) to the extent the undersigned is entitled to be indemnified by the Company pursuant to the Memorandum and Articles of Association of the Company or applicable law or pursuant to any indemnification agreement entered into with the Company or (ii) in respect of any rights or claims the undersigned may have as a result of holding Units, IPO Shares, Warrants or other securities of the Company (other than the Sponsor Shares, the Sponsor Warrants and the securities underlying or issuable upon exercise of such securities).

3.           Initial Business Combination Opportunities. In order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned agrees, until the earliest of the consummation of an Initial Business Combination, liquidation of the trust account or such time as the undersigned ceases to be an director or officer of the Company, to present to the Company for consideration, prior to presentation to any other entity, and the Company will have a right of first offer for, an Initial Business Combination opportunity with an equity value of $40,000,000 or more, subject with respect to any of the officers or directors, to (i) any fiduciary duties or contractual obligations the undersigned may have currently or in the future in respect of Arco Capital Corporation Ltd., a Cayman Islands exempted company incorporated with limited liability (“Arco”), any direct or indirect subsidiaries of Arco and any companies in which Arco invests and (ii) any other pre-existing fiduciary duties or contractual obligations the undersigned may have.

4.           Transfer Restrictions. The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “transfer”), directly or indirectly, any Sponsor Shares from the date hereof until one year following the date of the consummation of an Initial Business Combination, except to a Permitted Transferee, or earlier (i) with respect to 50% of the Sponsor Shares, when the closing price of the Ordinary Shares exceeds $11.50 per share for any 20 trading days within a 30-trading day period following the consummation of an Initial Business Combination, or (ii) with respect to 50% of the Sponsor Shares, when the closing price of the Ordinary Shares exceeds $15.00 per share for any 20 trading days within a 30-trading day period following the consummation of an Initial Business Combination, provided, however, that all of the Sponsor Shares shall no longer be restricted upon the first anniversary of the Initial Business Combination, and in any case, if following a business combination, the Company consummates a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.  Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 4 after the date hereof shall be subject to the condition that the Permitted Transferee shall have agreed in writing to be bound by the terms of Paragraphs 1, 2, 4 and 7 hereof.

“Permitted Transferee” is a person or entity that receives such securities pursuant to a transfer (i) to one or more of the Company’s officers, directors or initial unitholders, (ii) to an affiliate or an affiliated entity under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the Sponsor Shares made at or prior to the consummation of an Initial Business Combination at prices no greater than the price at which the Sponsor Shares were originally purchased (approximately $0.017 per share) or (vii) pursuant to a qualified domestic relations order.

5.           Limitation on Compensation. (a) The undersigned will not be entitled to receive, and no such person will accept, a finder’s fee, consulting fee or any other compensation from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination, other than (i) reimbursement for any out-of-pocket expenses relating to the Initial Public Offering, the performance of his duties as an officer or director and identifying, investigating and consummating an Initial Business Combination, (ii) by virtue of ownership of Sponsor Shares, Sponsor Warrants or any securities included in or issuable upon exercise of such securities and (iii) pursuant to the letter agreement dated as of the date hereof, between the Company and Arco Capital Management LLC, relating to the provision of administrative services to the Company.

(b)           Neither the undersigned nor any family member or affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation (other than by virtue of ownership of Sponsor Shares, Sponsor Warrants or any securities included in or issuable upon exercise of such securities) or fees from any other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

6.           Representations and Warranties. The undersigned represents and warrants that:

(a)           Except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the undersigned with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the undersigned that may affect the Underwriters’ compensation pursuant to the Underwriting Agreement;

(b)           He is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(c)           He has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities, and the undersigned is not currently a defendant in any such criminal proceeding;

(d)           He has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked;

(e)           He has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement;

(f)           He is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

(g)           The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the material information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act; and

(h)           The undersigned’s questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibit B are true and accurate in all material respects.

7.           The undersigned agrees that he will not propose any amendment to Articles 47 of the Memorandum and Articles of Association or support, endorse or recommend any proposal that shareholders amend such provisions, other than in connection with a proposed Initial Business Combination or a proposed extension of the time period within which the Company must consummate an Initial Business Combination to up to 24 months, without the affirmative vote of at least a majority of the Ordinary Shares voted by the shareholders.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination, and provided further that paragraph 2 of this letter agreement shall survive a termination pursuant to clause (ii).

This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Remainder of Page Intentionally Left Blank]

Name:
Title:

Accepted and agreed:

CAZADOR ACQUISITION CORPORATION LTD.

By:
Name:
Title:

Exhibit A

[Biographical Information Furnished to the Company]

Exhibit B

[Questionnaires Furnished to the Company and the Underwriters]